UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2004

QUIKSILVER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15131 (Commission File Number)	33-0199426 (IRS Employer Identification No.)

15202 Graham Street, Huntington Beach, CA (Address of Principal Executive Offices)	92649 (Zip Code)

Registrant’s Telephone Number, including Area Code: (714) 889-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS
Item 9. REGULATION FD DISCLOSURE
Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

     (c) The following exhibits are being furnished herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release, dated March 8, 2004, issued by Quiksilver, Inc.
99.2	Press Release, dated March 10, 2004, issued by Quiksilver, Inc.

Item 9. REGULATION FD DISCLOSURE

On March 8, 2004, Quiksilver, Inc., a Delaware corporation (“Quiksilver”), entered into an agreement with DC Shoes, Inc., a California corporation (“DC Shoes”), certain shareholders of DC Shoes (the “Shareholders”) and Damon Way, under which Quiksilver agreed to purchase all of the shares of DC Shoes held by the Shareholders (the “Shares”). DC Shoes is a designer, producer and distributor of action sports inspired footwear, apparel and related accessories in the United States and internationally.

The total purchase price will consist of an initial payment of approximately $56 million in cash (subject to a working capital adjustment after closing) and approximately 1.6 million restricted shares of Quiksilver Common Stock. In addition, the Shareholders may receive up to an additional $57 million paid over four years through 2007 if DC Shoes reaches certain performance targets.

Quiksilver’s agreement to purchase the Shares is subject to customary closing conditions, including regulatory approvals, and is expected to close by Quiksilver’s third quarter ending July 31, 2004. Quiksilver issued a press release related to this transaction on March 8, 2004, which is attached hereto as Exhibit 99.1.

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

One of the purposes of this Current Report on Form 8-K is to furnish the press release issued by Quiksilver, Inc. on March 10, 2004 announcing its financial results for the quarter ended January 31, 2004. The press release is attached hereto as Exhibit 99.2.

The information contained in Items 9 and 12 and the press releases are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2004	QUIKSILVER, INC.

By: /s/ Steven L. Brink Steven L. Brink Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated March 8, 2004, issued by Quiksilver, Inc.
99.2	Press Release, dated March 10, 2004, issued by Quiksilver, Inc.

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